UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 8, 2024, Catherine Szyman, a member of the Board of Directors (the “Board”) of Outset Medical, Inc. (the “Company”), resigned from the Board in preparation for her pending role as Chief Executive Officer of Edwards Lifesciences’ Critical Care spinoff, with such resignation effective March 12, 2024. Ms. Szyman’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On March 10, 2024, the Board appointed Brent D. Lang as a new member of the Board and as a member of the Audit Committee of the Board, with such appointment effective March 12, 2024.

Mr. Lang fills the vacancy created by the resignation of Ms. Szyman and his term of office as a class III director will expire at the Company’s 2026 annual meeting of stockholders or until his successor has been elected and qualified or his earlier death, resignation or removal. The Board has determined that Mr. Lang is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the Nasdaq stock market.

Mr. Lang previously served as President and Chief Executive Officer, and on the board of directors, of Vocera Communications, Inc. (“Vocera”), a global provider of clinical communication and workflow solutions, from June 2013, and as Chairman of the board of directors from June 2018, until February 2022 when the company was acquired by Stryker Corporation (“Stryker”), a multinational medical technology corporation. Prior to being named CEO, Mr. Lang held various leadership positions at Vocera beginning in 2001, including as its President and Chief Operating Officer. His experience previous to Vocera includes leadership roles at 3Com Corporation and strategy consulting at Monitor Company, Inc. Mr. Lang holds a B.S. from the University of Michigan and an M.B.A. from the Stanford University Graduate School of Business.

Mr. Lang will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Non-Employee Director Compensation Policy” in the Company’s definitive proxy statement filed with the SEC on April 13, 2023. Mr. Lang will also enter into the Company’s standard director and officer indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-248225), filed with the SEC on September 9, 2020. There are no arrangements or understandings between Mr. Lang and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions in which Mr. Lang has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 13, 2024, the Company issued a press release announcing the resignation of Ms. Szyman and the appointment of Mr. Lang. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “Outset Medical Announces Appointment of Medical Technology Veteran Brent D. Lang to its Board of Directors” dated March 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: March 13, 2024	By:	/s/Nabeel Ahmed
Nabeel Ahmed
Chief Financial Officer